SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): August 18, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

SARS Corporation
2462 Washington Road
Washington, IL 61571
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (309) 427-5961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Government and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2009, Geoff Meagher resigned as Chairman and Interim Chief Executive Officer of the SARS Corporation, a Nevada corporation (the “Company”).  Mr. Meagher’s resignation arises in connection with the Company’s pending completion of its transition from a remote assets tracking company to a mechanical and electrical construction, energy infrastructure, and facilities services company with remote automation technology, system control and monitoring in commercial spaces, as well in connection with the relocation of the Company’s core operations to Illinois.  Mr. Meagher served as Chairman and Interim CEO since March 13, 2009, when he was appointed to oversee the business transition and transition of management to the current managers of FasTech Services, Inc., which the Company recently acquired in a merger announced on July 8, 2009.  Mr. Meagher’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Also on August 18, 2009, the Board appointed Mark Swank as Chairman and President of the Company, and Frank Bonadio as Director and Chief Executive Officer of the Company.

Mark Swank, 38, is the founder and Chairman of the board of Swank Enterprises, Inc., which initiated the purchase of a conglomerate of Illinois based HVAC and mechanical and electrical construction companies that were merged into FasTech Services, Inc., a wholly owned subsidiary of SARS Corporation (the “Merger”). He was the President and CEO of Associated Mechanical, Inc; R.J Power Plumbing and Heating; T.A. Brinkoetter and Sons, and; Alternatech, Inc.  Mr. Swank is responsible for the overall strategy, direction and performance of the businesses and had been the majority shareholder prior to the Merger. Prior to founding Swank Enterprises, Mr. Swank held numerous senior management positions in several private and public technology companies across the United States.   Mr. Swank obtained a B.A. degree in Business from Sutherland University in California and a M.B.A. from Sutherland University where he graduated summa cum laude.

Frank Bonadio, 52, joined the Illinois conglomerate companies in 2008, and brings nearly 30 years management and operating experience in both private and public firms across the United States.  Mr. Bonadio will responsible for the direct management of business operations and the execution of the Company’s strategic plans. Mr. Bonadio currently oversees financial reporting, treasury, budgeting, and planning, as well as its administrative functions. Prior to joining FasTech Services, Inc., Mr. Bonadio had been CEO, CFO, COO, and controller in various companies, and has had responsibilities for managing external/internal reporting, cash, tax matters, and other internal and external financial issues.  For the last five years, Mr. Bonadio had been President of his own management consulting firm.  He received his MBA from the University of Dayton in 1977, and has a BS degree from Duquesne University (1972).

The Board has not named Mr. Swank or Mr. Bonadio to any committees or subcommittees of the Board at this time.  To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, no such information exists.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2009

SARS Corporation

/s/ Clayton Shelver
By: Clayton Shelver
Its:  Director, Chief Technology Officer